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 Warburg Pincus Funds
 Schedule 16 Calculations

 Warburg Pincus Balanced Fund
 For the Period Inception to February 28, 1997
    Common Shares
      Annualized Total Return With Waivers:
             ((27,909-10,000)'pp'1/8.40548 -1 = 12.99%

      Annualized Total Return Without Waivers:
             ((24,752-10,000)'pp'1/8.40548 -1 = 11.39%

    Advisor Shares
      Annualized Total Return With Waivers:
             ((12,436-10,000)'pp'1/1.58630 -1 = 14.73%

      Annualized Total Return Without Waivers:
             ((11,369-10,000)'pp'1/1.58630 -1 = 8.42%

 For the Period 5 Years ended February 28, 1997
    Common Shares
      Annualized Total Return With Waivers:
             ((18,397-10,000)'pp'1/5 -1 = 12.97%

      Annualized Total Return Without Waivers:
             ((17,448-10,000)'pp'1/5 -1 = 11.78%

 For the Period 1 Year ended February 28, 1997
    Common Shares
      Annualized Total Return With Waivers:
             ((11,094-10,000)'pp'1/1 -1 = 10.94%

      Annualized Total Return Without Waivers:
             ((11,018-10,000)'pp'1/1 -1 = 10.18%

    Advisor Shares
      Annualized Total Return With Waivers:
             ((11,070-10,000)'pp'1/l -l = 10.70%

      Annualized Total Return Without Waivers:
             ((10,753-10,000)'pp'1/1 -1 = 7.53%


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